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                                  EXHIBIT 6(a)

  SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 30, 1998

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                       ANALYSTS INTERNATIONAL CORPORATION

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                                SECOND AMENDMENT


                            DATED AS OF JUNE 30, 2001

                                    REGARDING

                             NOTE PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 30, 1998


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                       RE: $20,000,000 7.00% SENIOR NOTES
                              DUE DECEMBER 30, 2006


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                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

     THIS SECOND AMENDMENT dated as of June 30, 2001 (the "Second AMENDMENT") to the Note Purchase Agreement dated as of December 30, 1998 is by and among ANALYSTS INTERNATIONAL CORPORATION, a Minnesota corporation (the "COMPANY"), and each of the institutions which is a signatory to this Second Amendment (collectively, the "NOTEHOLDERS").

                                    RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into a Note Purchase Agreement dated as of December 30, 1998 (as amended by the First Amendment dated March 30, 2001, the "NOTE PURCHASE AGREEMENT"). The Company has heretofore issued the $20,000,000 7.00% Senior Notes Due December 30, 2006 (the "NOTES") dated December 30, 1998 pursuant to the Note Purchase Agreement.

     B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.   AMENDMENTS AND AGREEMENTS.

     1.1. Section 9.6 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

9.6  FIXED CHARGES RATIO.

     The Company will maintain, as of the end of each fiscal quarter of the Company, Consolidated Net Income Available for Fixed Charges for the immediately preceding twelve months at least equal to (a) 160% of Consolidated Fixed Charges for the twelve month period ending on June 30, 2001, (b) 120% of Consolidated Fixed Charges for the twelve month period ending on September 30, 2001, (c) 105% of Consolidated Fixed Charges for the twelve month period ending on December 31, 2001, and (d) 125% of Consolidated Fixed Charges for any such twelve month period ending after December 31, 2001.

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     1.2.    Section 9.8 of the Note Purchase Agreement shall be and hereby is amended in its entirety to read as follows:

9.8  CASH FLOW LEVERAGE RATIO.

     The Company will maintain, as of the end of each fiscal quarter of the Company, its Cash Flow Leverage Ratio at not more than (a) 2.75 to 1.00 as of the fiscal quarter ending on June 30, 2001, (b) 3.05 to 1.00 as of the fiscal quarter ending on September 30, 2001, (c) 3.10 to 1.00 as of the fiscal quarter ending on December 31, 2001, (d) 2.50 to 1.00 as of the last day of each fiscal quarter ending after December 31, 2001 and on or prior to December 31, 2002, and
(e) 1.75 to 1.00 as of the end of last day of each fiscal quarter ending after December 31, 2002.

     1.3. The definition of "Reinvestment Yield" in Section 8.6 of the Note Purchase Agreement shall be amended by deleting "0.50%" in the first line thereof and replacing it with "3.75%."

     1.4. Effective as of August 1, 2001, the interest rate on the Notes shall increase from 7% per annum to 9% per annum. The form of Note shall be and hereby is amended and restated in its entirety to read as set forth in Exhibit 1 hereto.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1. To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

     (a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

     (b) the Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

     (c) the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
(A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or

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(B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

     (d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

     (e) all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3.   CONDITIONS TO EFFECTIVENESS OF THIS SECOND AMENDMENT.

     3.1. This Second Amendment shall not become effective until each and every one of the following conditions shall have been satisfied:

     (a) executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 50% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

     (b) replacement Notes in the form of Exhibit 1 hereto or an allonge to the existing Notes reflecting the increase in interest rate, duly executed by the Company, shall have been delivered to the Noteholders; and

     (c) the representations and warranties of the Company set forth in
Section 2 hereof are true and correct on and with respect to the date hereof.

     Subject to satisfaction of the foregoing conditions, this Second Amendment shall become effective as of June 30, 2001.

SECTION 4.   PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Faegre & Benson LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

SECTION 5.   MISCELLANEOUS.

     5.1. This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

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     5.3.    The descriptive headings of the various Sections or parts of this
Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     5.4. This Second Amendment shall be governed by and construed in accordance with Minnesota law.

     5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

ANALYSTS INTERNATIONAL CORPORATION

By
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  Its
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Accepted and Agreed to:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By
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  Its
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and

By
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  Its
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NORTHERN LIFE INSURANCE COMPANY

By ING Investment Management LLC
  Its Agent

  By
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    Its
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RELIASTAR LIFE INSURANCE COMPANY

By ING Investment Management LLC
  Its Agent

  By
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    Its
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SECURITY CONNECTICUT LIFE INSURANCE COMPANY

By ING Investment Management LLC
  Its Agent

  By
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    Its
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                                                                       EXHIBIT 1

                                  FORM OF NOTE

THIS NOTE HAS BEEN PURCHASED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION. NO SALE, OFFER TO SELL, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THIS NOTE IS THEN IN EFFECT OR UNLESS SUCH DISPOSITION MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                       ANALYSTS INTERNATIONAL CORPORATION

                        SENIOR NOTE DUE DECEMBER 30, 2006

No.[___]                                                                  [Date]
$[_____]                                                          PPN 032681 A*9

     FOR VALUE RECEIVED, the undersigned, ANALYSTS INTERNATIONAL CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [______________], or registered assigns, the principal sum of [_________________] DOLLARS on December 30, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (i) 7.00% per annum from the date hereof until July 31, 2001, and (ii) 9.00% per annum at all times thereafter, payable semiannually, on the 30th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.00% over the rate then applicable to this Note or
(ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank Minnesota, National Association from time to time in Minneapolis, Minnesota as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") in the aggregate principal amount of $20,000,000 issued pursuant to the Note Purchase Agreement, dated as of December 30, 1998 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality

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provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to
have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Minnesota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

ANALYSTS INTERNATIONAL CORPORATION

By:
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 Its:
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